SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 6, 2001

                                   ----------


                                   THCG, INC.
             (Exact name of registrant as specified in its charter)




            Delaware                     0-26072                87-0415597
(State or Other Jurisdiction of  (Commission File Number)    (I.R.S. Employer
 Incorporation or Organization)                            Identification No.)




     512 Seventh Avenue, 17th Floor
           New York, New York                               10018
(Address of Principal Executive Offices)                  (Zip Code)




       Registrant's telephone number, including area code: (212) 223-0440



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Item 1.  Acquisition or Disposition of Assets

Acquisition of Donald & Co.

                  On July 6, 2001, THCG, Inc. ("THCG" or the "Company") entered into a plan and agreement of exchange, dated June 29, 2001 (the "Stock Purchase Agreement"), with Star Cross, Inc. (the "Purchaser"), the sole stockholder of Donald & Co. Securities, Inc. ("Donald & Co."), pursuant to which the Company will acquire all of the issued and outstanding shares of capital stock of Donald & Co. in exchange for a number of shares of the Company's common stock such that immediately after the closing under the Stock Purchase Agreement, the Purchaser will own approximately 67% of the total of (i) the then outstanding shares of the Company's common stock (including the shares issued to the Purchaser), and
(ii) the shares of the Company's common stock issuable upon the exercise of the then outstanding options and warrants that are exercisable for $1.00 or less per share. The shares of the Company's common stock issued in this transaction will be acquired by the Purchaser for investment purposes and will not be registered under the Securities Act of 1933. The anticipated closing date of the transaction is late July of 2001. The terms of this transaction are more fully described in the Stock Purchase Agreement, which is filed as Exhibit 10.1(a) to this Current Report on Form 8-K. In approving the Stock Purchase Agreement, the Board of Directors of THCG received and considered the fairness opinion (the "Opinion") rendered by Aramar Capital Group, LLC, ("Aramar") on June 29, 2001. On the basis of and subject to the assumptions and limitations set forth in the Opinion, it was Aramar's opinion, as of the date of the Opinion, that the consideration to be paid by the Company in its acquisition of Donald & Co., was fair, from a financial point of view, to THCG, as described in the Opinion. The Opinion is filed as Exhibit 10.1(b) to this Current Report on Form 8-K. The Opinion should be considered in its entirety.

                  Simultaneously with the execution and delivery of the Stock Purchase Agreement, the Company loaned to the Purchaser $400,000 and granted Purchaser a license to use up to one third of the Company's premises for which the Purchaser is required to pay the entire rent under the Company's lease. The loan bears interest at 12% per annum and is repayable on June 30, 2002 or if the Purchaser defaults under the license described above. This loan is secured by a pledge of all of the outstanding capital stock of Donald & Co. and a security interest in the assets of the Purchaser. The terms of this loan are more fully described in the Loan Agreement, Promissory Note, Pledge Agreement and Security Agreement filed as Exhibits 10.1(c), (d), (e) and (f), respectively, to this Current Report on Form 8-K.

                  Donald & Co. Securities Inc. is a registered broker dealer and member of the National Association of Securities Dealers, Inc. It is a full service firm offering a variety of services, including retail and institutional brokerage, underwritten public offerings and other investment banking activities. The firm is also engaged in proprietary trading. Donald & Co. and its predecessors have been engaged in the securities business since 1916. The firm's executive office is in New York City and its principal office is in Tinton Falls, New Jersey. It has branch offices in New York, Florida, Arizona and Iowa. It presently has approximately 140 employees, including approximately 90 registered representatives. For the years ended September 1998, 1999 and 2000, Donald & Co. generated revenues of $18.9 million, $23.0 million and $24.2 million, respectively. For the eight months ended May 31, 2001, Donald & Co. generated revenues of approximately $9.3 million. At May 31, 2001, Donald & Co. had a net worth of approximately $1.1 million.


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


Liquidation of THCG, LLC

                  The Board of Directors has adopted a plan to completely liquidate its subsidiary, THCG, LLC, through a liquidating trust (the "Trust") for the benefit of the Company's stockholders. The Board of Directors believes this plan is necessary to address business and market-related issues, including the concern that the Company may be required to register as an investment company under the Investment Company Act of 1940.

                  The Company will enter into a liquidating trust agreement (the "Trust Agreement") that will create the Trust. Joseph D. Mark and Adi Raviv, executive officers and directors of the Company, will be the initial trustees of the Trust. Messrs. Mark and Raviv will receive no compensation from the Trust, as trustees, but will be reimbursed for their reasonable expenses of administering the Trust and will be compensated for managing the Trust's assets as described below. The terms and provisions of the Trust are more fully described in the Trust Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

                  The sole purpose of the Trust will be to hold, conserve and protect its assets until they can be liquidated. The Company will contribute to the Liquidating Trust its membership interest in THCG, LLC, certain contract rights, its accounts receivable as of the Record Date for the establishment of the Liquidating Trust described below and all of its cash and cash equivalents on hand on the Record Date (as defined below) in excess of approximately $1,700,000, and the Company and its subsidiaries will contribute to THCG, LLC all of their direct and indirect rights and interests in any security acquired for investment, or in connection with their provision of venture banking or venture development services, including any related promissory notes, contracts, agreements or instruments. These assets are generally described below. In addition, the Company will contribute to THCG, LLC its rights and interests in the stock of its inactive subsidiaries formerly engaged in the factoring business in the State of Washington and the promissory notes executed by Shai Novik, the former Chief Financial Officer of THCG, pursuant to which the Company loaned Mr. Novik the aggregate principal sum of $349,449, with maturity dates of December 31, 2002 and March 31, 2003. Mr. Novik has pledged and assigned to the Company a security interest in 40,000 shares of THCG's restricted common stock as collateral for his obligations under these promissory notes.

                  As a result, THCG will no longer own a substantial amount of the assets reflected on the Company's consolidated balance sheet as of March 31, 2001, but will have a net worth of approximately $2.6 million immediately after the establishment of the Trust and the distribution of assets and liabilities to the Trust. The Company estimates that as of June 30, 2001 it had (after giving pro-forma effect to the establishment of the Trust and the distribution of the net assets to the Trust) total assets of approximately $4.3 million, including approximately $2.1 million of cash, restricted cash and a loan receivable, and total liabilities of approximately $1.7 million. The Company estimates that on the Record Date the Trust will have total assets of approximately $3.9 million, including approximately $.8 million of cash and approximately $2.7 million of nonmarketable securities, and approximately $.2 million of liabilities (not including any contingent liabilities). As discussed in 'Restructure of Transaction with Castle Creek' below, the Trust will assume the Note (as defined below) and the Company will be released from its obligations under the Note upon the closing of the acquisition of Donald & Co.

                  The Trust will be admitted as a new member of THCG, LLC and will own all of the interests in THCG, LLC, except that a newly formed limited liability company owned by

Messrs. Mark and Raviv ("Newco") will become a member of THCG, LLC and will be granted a "carried interest" equal to 20% of the proceeds received by THCG, LLC from the liquidation of any asset in excess of the original cost of such asset, after the payment of all liabilities of THCG, LLC. This carried interest, however, does not apply to assets covered by an investment management agreement with Windy City, Inc., a privately held investment firm of which a director of the Company is the President. In addition, Messrs. Mark and Raviv will be appointed non member managers of THCG, LLC for which they will receive compensation of $200,000 per year in the aggregate for at least two years and substantially the same benefits to which they are entitled under their present employment agreements with the Company. The amount of this compensation will be subtracted from any payment due to Newco on account of its carried interest. Any payments on account of the carried interest and any distributions received by or for the benefit of Messrs. Mark and Raviv, or members of their families or their affiliates in respect of Trust Units they own will reduce the compensation payments on a dollar for dollar basis. If payments owing on account of the carried interest are less than the management compensation paid to Messrs. Mark and Raviv, they will be obligated to repay any shortfall to THCG, LLC to the extent of the proceeds they, members of their families or their affiliates receive from any Trust Units they hold. Messrs. Mark and Raviv will cease to be the managers of THCG, LLC if they are no longer serving as Trustees of the Trust.

                  The Company will not transfer to the Trust, and the Trust will not assume, any liabilities of the Company, except that the Trust will (i) assume the obligations of the Company under the Castle Creek Note described below, and the Company's transaction costs and expenses in connection with the establishment of the Trust and the related transactions, (ii) indemnify the directors and officers of the Company to the fullest extent the Company is obligated to do so under its charter and bylaws, (iii) indemnify the Company against any material Liability of the Company that is not disclosed in the Company's financial statements, in any report filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or in any exhibit or schedule to the Stock Purchase Agreement of which Liability the executive officers of the Company have actual knowledge as of the Record Date, and (iv) indemnify the Company against liabilities that result from any action, suit or proceeding that (x) commenced against the Company and was pending on the Record Date (defined below), including actions, suits and proceedings involving the Company's former factoring businesses, or
(y) arises out of or relates to the distribution of the Trust Units to the Company's stockholders. The Trust will assume the defense, and cost of defense, of any such action, suit or proceeding.

                  Holders of the Company's common stock will receive one unit of beneficial interest in the Trust (a "Trust Unit") for each share of the Company's common stock held on July 16, 2001, the record date for this distribution (the "Record Date"). Pursuant to the Stock Purchase Agreement, the Purchaser will not receive its shares of the Company's common stock until after the Record Date and will not be entitled to receive any Trust Units.

                  The receipt of any Trust Units will be treated as a dividend, and includable as ordinary income, to the extent of the lesser of (i) THCG's current and accumulated earnings and profits, and (ii) the fair market value of the Trust Units as of the Record Date. To the extent that the fair market value of the Trust Units as of the Record Date exceeds THCG's current and accumulated earnings and profits, this excess will be treated (i) as a non taxable return of capital to each THCG stockholder to the extent of each THCG stockholder's adjusted basis in the THCG stock held by such stockholder and (ii) as a capital gain to the extent such excess exceeds the stockholder's adjusted basis. THCG estimates that it will not have any current or accumulated earnings and profits as of the end of its current taxable year (in which it anticipates the distribution will occur) and thus the entire fair market value of the Trust Units will constitute either a return of capital or capital gain. THCG estimates that the value of the distribution will be between $0.12 and $0.18 per Trust Unit. The Trustees will send to each stockholder as of the Record Date a Form 1099 reporting the actual value. The Form 1099 will be mailed on or before January 31, 2002.

                  Each Trust Unit will entitle its holder to receive a pro rata portion of the proceeds collected from the liquidation of the assets held by the Trust after the Trust pays its liabilities, including its liabilities under the Castle Creek Note described below. The distribution of proceeds will be made in as prompt and orderly a manner as possible, but not less frequently than once each year. The Trustees, acting singly, shall have complete discretion and broad power and authority to determine the times at which, the manner in which and the consideration for which the Trust assets shall be sold or otherwise disposed of and to deal with the Trust assets and administer the Trust. In no event shall the Trustees at any time, on behalf of the Trust or holders of the Trust Units, enter into or engage in any trade or business and, with limited exceptions, no part of the Trust assets shall be used or disposed of by the Trustees in furtherance of any trade or business.

                  The Trustees may retain other persons (including themselves and their affiliates) to act as employees, agents or advisors of the Trust or any of its subsidiaries and to determine the compensation to be paid to such persons. The Trustees are required to use reasonable business judgment in the exercise of their rights and powers under the Trust Agreement and shall not (a) directly or indirectly, sell or otherwise transfer all or any part of the Trust assets to, or contract with, any Trustee, employee, agent or beneficiary of the Trust, any member of the family of any Trustee, employee, agent or beneficiary of the Trust or any affiliate of any of the foregoing (other than the Company or any subsidiary of the Trust), or (b) sell a Trust asset in a privately negotiated transaction or series of related transactions for more than $1,000,000 or settle or compromise any litigation or other contingent liability for more than $250,000 unless in any such case such transaction has been approved by a Special Committee of the Trust. The Special Committee will be entitled to receive any information with respect to the administration of the Trust and such transactions that it requests. The three initial members of the Special Committee are Matthew Kaufman and Henry Klein, directors of the Company, and Michael Spolan.

                  The Trustees may resign at any time on 60 days notice to the Special Committee. They may not be removed unless the Special Committee of the Trust determines in good faith that there is cause to do so, and its determination is approved by Trust Unitholders holding 50% of all Trust Units (other than Trust Units held by the Trustees, members of their families and affiliates of the foregoing). Cause is defined as conviction of a felony, perpetration of an intentional and knowing fraud adversely affecting the Trust or THCG, LLC, or a willful and substantial failure to perform duties or breach of obligations under the Trust Agreement for 30 days after a Trustee receives notice of the failure from the Special Committee and fails to cure it. A Trustee may also be removed for cause if the Trustee is also a Manager of THCG, LLC and, as such, willfully and substantially fails to perform duties or breaches obligations under the operating agreement of THCG, LLC for 30 days after notice from the Special Committee.

                  The Trustees, and any persons retained by them to act as employees, agents or advisors of the Trust, and members of the Special Committee of the Trust will be indemnified by the Trust to the extent of the assets of the Trust, unless such person has been adjudicated to act with gross negligence, fraud or willful misconduct knowingly or intentionally committed in bad faith.

                  Stockholders of the Company that are entitled to receive Trust Units will not be required to take any action to receive their Trust Units, will retain their shares of the Company's common stock and will continue to be stockholders of the Company. The Trust Units will not be represented by certificates and will not be transferable except upon death or by operation of law. There will be no market for the Trust Units and the Trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934.

                  The Trust will terminate on the earlier of the distribution of all of its assets or July 16, 2004, except that the Trustees may extend the Trust to a later date, but not later than July 16, 2006, if they determine an extension is reasonably necessary either to pay or make provision for then known liabilities or to conserve and protect the Trust assets for the benefit of the beneficiaries of the Trust.

                  The following is a brief description of THCG's material partner and portfolio companies in which the Trust will, directly or indirectly, have an interest and is based on information available on the companies' websites. These descriptions do not purport to be complete, may not be updated and may omit material information about the partner and portfolio companies described. In some cases, executive officers of THCG are directors of partner companies; however, THCG has only a limited ability to verify the accuracy of the information provided below about certain of its partner and portfolio companies. THCG estimates that the aggregate value of the companies described below will approximate 80% of the value of the Trust's interests in non-marketable securities on the Record Date.

                  Al-Bawaba.com, Inc. ("Al-Bawaba") (www.albawaba.com). Al-Bawaba is developing a portal targeting audiences, both inside and outside the Middle East, who have an interest in the region. Offering services and content in Arabic and English, Al-Bawaba is working to become the leading on-line portal in the Middle East and North Africa, focusing on 21 countries in the region. In addition to providing a high quality portal and search engine, Al-Bawaba offers its target audiences extensive, content-based channels, a variety of online services, web-based communities and access to online shopping. Al-Bawaba's revenues are expected to be derived from advertising, promotion, content syndication and e-commerce.

                  The portal currently offers an operational website with a variety of channels. Al-Bawaba is based in Amman, Jordan, with offices in London.

                  The Trust will directly own 65,789 shares of Al-Bawaba's common stock and will beneficially own 20,709 shares of its convertible preferred stock through THCG Venture Partners I LLC (the "Fund"), which owns 207,756 shares of its convertible preferred stock. The

Trust's beneficial interests will represent approximately 4.7% of the outstanding capital stock of Al-Bawaba. These securities were acquired as fees for services and a $3.0 million investment by the Fund, of which the Company contributed $299,040.

                  AppSwing Ltd. ("AppSwing") (www.appswing.com). AppSwing provides Windows-to-Web enabling solutions that allow companies to provide remote users, wherever they are, with online access to business applications.

                  AppSwing enables companies to integrate their client/server Windows applications with the Web environment, thus freeing the entire enterprise from the confines of the corporate network. AppSwing solutions allow browser-based access to Windows applications. This enables all partners, suppliers, customers and employees to seamlessly connect to enterprise resources from wherever they are, via a variety of devices. Using AppSwing`s Web-enabling solutions, companies can customize applications for specific users or user groups and can also integrate the Web-enabled application with existing Web-based information, providing a full solution for their e-business needs.

                  AppSwing`s patent-pending technology creates browser equivalents to the application user-interface. Without writing a single line of code, a Web-natural version of the application can be created and made available for remote access, with no downloads required. Using AppSwing`s solutions, enterprises, Independent Software Vendors (ISVs) and Application Service Providers can efficiently extend existing applications to provide Web-enabled applications that have a natural Web look and feel, without costly redevelopment costs. AppSwing is based in Misgav, Israel.

                  The Trust will directly own 1,840 shares of AppSwing's convertible preferred stock and options to purchase an additional 183 shares. These interests represent in the aggregate approximately 4.4% of the outstanding capital stock of AppSwing. These securities were acquired as fees for services and an investment of $0.5 million.

                  Global Credit Services, Inc. ("GCS")
(www.globalcreditservices.com). GCS provides credit intelligence to major businesses in the United States. GCS was founded in 1996 in New York City by experienced credit professionals. GCS has revised its product for the Internet and improved the depth, availability, timeliness and relevance of its services. GCS has developed a credit risk assessment methodology that adds depth to the credit risk evaluation process and makes credit managers' decisions easier. GCS's products include data analysis and interpretation. GCS provides in depth analysis of 443 companies and will provide analyses on more than 160,000 companies on demand.

                  The Trust will directly own 3,877,790 shares of common stock and options to purchase 97,469 shares of common stock. The Trust will beneficially own 194,313 shares of GCS's common stock through the Fund, which owns 1,949,380 shares of GSC's common stock. The Trust's interests represent approximately 27.5% of the outstanding capital stock of GCS. THCG acquired its direct interests for $5.4 million in stock and cash, and for services. The Fund acquired its securities for a $2.0 million investment, of which the Company contributed $199,360.

                  Globecom Interactive Ltd. ("Globecom")
(www.globecom-interactive.com). Based in Chantilly, Virginia, with offices in Herziliya Pituach, Israel, Globecom is in the business of packaging and distributing powerful information content to influence business decision-making. Globecom offers end-to-end information solutions to companies that operate in an information-intensive space and whose strategic intent is to use information effectively to differentiate their products, services and capabilities from that of the competition. Globecom has developed information solutions that produce a dramatically different customer experience - far beyond the impact of enhanced web pages.

                  Globecom's end-to-end information solutions allow its customers to create powerful, persuasive content in a single cycle with built-in capability to deliver that content through all their business channels to multiple platforms - whether broadband, narrowband, wireless, or e-POP destinations - without reprogramming. Customers can develop rich information content, manage updates and deliver their message in one solution to Create Once, Publish Everywhere. Globecom's solutions integrate customers' Internet solutions with their core businesses, and help them to maintain their competitive advantage.

                  The Trust will directly own 23,760 shares of Globecom's convertible preferred stock and warrants to purchase 40,198 shares of Globecom's preferred stock. The Trust will beneficially own 163 shares of Globecom's convertible preferred stock through its interest in THCG Partners, LLC. These interests in the aggregate represent approximately 3.3% of the outstanding capital stock of Globecom. These securities were acquired as fees for services and an investment of $3.0 million by the Fund, of which the Company contributed $299,040.

                  Med Images, Inc. ("Med Images")(www.emedimages.com) is based in Knoxville, Tennessee and its research and development functions are conducted in South Easton, Massachusetts. Med Images is an emerging growth company focused upon the diagnostic and surgical arena and is dedicated to providing state-of-the-art, high-quality solutions for image-based surgical and diagnostic information acquisition and management.

                  Med Images currently provides a series of related products, tools and services that assists in the acquisition, processing and management of diagnostic and surgical images, physician dictation and related patient information. The company's TroView(R) Imaging System is the first and only purely digital, computer-based surgical camera system offered to healthcare providers. According to the company, the color separation of the TroView(R) System provides exceptional clarity and image definition and offers the highest quality surgical imaging and information acquisition available today.

                  Complimenting this product is the Integrated Documentation Services (IDS) component of the company's product offering, which produces custom documentation for each procedure. This is powered by proprietary software that is both flexible and user friendly. According to the company, this product is accepted as the acknowledged leader in image-based documentation services for the healthcare industry with more than ten years of experience and an installed base across the United States.

                  The Trust will directly own 900,162 shares of Med Images's common stock and warrants to purchase 111,050 shares of common stock, which represent approximately 5.2% of the outstanding capital stock of Med Images on a fully diluted basis. In addition, the Trust will directly own a promissory note payable of Med Images in the principal amount of $30,000. The Company paid $30,000 for this promissory note and 6,000 of the Warrants. Walnut acquired the shares and 105,050 of the Warrants.

                  SoftWatch, Inc. ("Softwatch") (www.softwatch.com). SoftWatch is a leading developer of Internet relationship management software and services for the global health and pharmaceutical industries. The company's flagship Web-based product, the SoftWatch Relationship ServerTM, is a fully customizable platform solution for building and deploying highly targeted healthcare e-marketing and e-business initiatives. Such initiatives include professional and consumer portals and communities with applications for DTC pharmaceutical marketing, health management, advocate and physician outreach, clinical trials and market research, among others.

                  Global customers include such industry leaders as Abbott Laboratories, Aventis, Schering Plough, Procter & Gamble, Glaxo SmithKline and Merck-Medco, as well as e-health companies like Intercure, EBM Solutions and DietWatch. Through its Strategic Alliance Program, SoftWatch collaborates with and provides technical training for interactive agencies, developers, systems integrators and healthcare consultants throughout the U.S. and Europe. Founded in 1994, SoftWatch is headquartered in New York with research and development activities based in Tel Aviv, Israel.

                  The Trust will directly own 381,030 shares of SoftWatch's common stock, which represents approximately 1.1% of the outstanding capital stock of SoftWatch. THCG acquired these shares for approximately $0.3 million.

                  Test University, Inc. ("TestU") (www.testu.com). TestU, based in New York City, is a leading online standardized test preparation company dedicated to providing high-quality, accessible, and affordable test preparation to students and schools. TestU was founded in August 1999 by top academics, educational experts, administrators, and teachers. The company offers courses for the SAT, PSAT, ACT, TAAS, MCAS, FCAT, New York Regents, Ohio Graduation Exam, California High School Exit Exam, and TOEFL. TestU's strategic partners include America Online, US News and World Report, Merriam-Webster, Barron's Educational Series, the National High School Association, and the California League of High Schools.

                  The Trust will directly own 3,465 shares of TestU's common stock, preferred stock convertible into 90,055 shares of common stock, and warrants for approximately 169,180 shares of TestU's common stock. The Trust will also beneficially own 24 shares of TestU's common stock and preferred stock convertible into 621 shares of common stock through its interests in THCG Partners LLC. The Trust will hold beneficial interests that represent approximately 1.7% of the outstanding capital stock of TestU. These securities were acquired as fees for services and an investment of $3.0 million by the Fund, of which the Company contributed $299,040.

                  Xtend Networks Ltd. ("Xtend") (www.xtend.com). Xtend provides novel, efficient technologies for the transmission of extremely high-throughput data and multimedia over standard cable television channels. Xtend technology does not interfere with regular cable television programs that simultaneously operate over the same infrastructure. Xtend offers cable operators impressive expansions of their frequency spectrum enabling symmetric throughput exceeding Six Gigabits per second over existing cable infrastructure with no compromise in quality of the data transmission. Xtend operates from Tel Aviv, Israel.

                  The Trust will directly own 120,000 shares of Xtend's common stock and a warrant to purchase 10,000 shares of Xtend's common stock, which in the aggregate represent approximately 13.0% of the outstanding capital stock of Xtend. These securities were received for services and an investment of $1.0 million.

Restructure of Transaction with Castle Creek

                  Pursuant to the terms and provisions of a restructuring agreement (filed as Exhibit 10.3 to this Current Report on Form 8-K) with the Company, Castle Creek Technology Partners LLC ("Castle Creek"), the holder of all of the outstanding shares of the Company's series A convertible participating preferred stock (the "Preferred Stock"), has converted or exchanged 2,000 of its 5,000 shares of Preferred Stock, together with all accrued and unpaid premiums relating thereto, and has exchanged its warrants to purchase up to 396,899 shares of the Company's common stock, for 1,250,000 shares of the Company's common stock, a promissory note in the principal amount of $1,500,000 payable to the order of Castle Creek (the "Note," the form of which is filed as Exhibit 10.4 to this Current Report on Form 8-K), $500,000 in cash and amended and restated warrants to purchase up to 396,899 shares of the Company's common stock for $5.039 per share (subject to customary anti-dilution adjustments for stock splits, dividends and combinations). Castle Creek will retain 3,000 shares of Preferred Stock having a liquidation preference of $3,000,000 and convertible into up to approximately 1,280,000 shares of common stock, but has agreed to contribute these shares to the Company immediately prior to the acquisition of Donald & Co. pursuant to the Stock Purchase Agreement. The form of amended warrant agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K. The Note becomes due and payable upon the termination of the Trust. Interest at a rate of 8% per annum will accrue on the amount outstanding under the Note during calendar year 2003 and at the rate of 10% per annum during calendar year 2004 and thereafter. The Note must be prepaid out of the net, after-tax cash proceeds from the sales of assets by the Trust as long as the Trust has cash reserves of at least $500,000, or such lesser amount as provided in the Note. The Note will be assigned to and assumed by the Trust pursuant to the terms of the Trust Agreement and the Company will be released from its obligations under the Note upon the acquisition of Donald & Co. pursuant to the Stock Purchase Agreement. Furthermore, at the closing under the restructuring agreement, the securities purchase agreement and registration rights agreement between the Company and Castle Creek were amended to delete certain obligations of the Company. These amendments are filed as Exhibits 10.6 and 10.7, respectively, to this Current Report on Form 8-K.

Other

                  The Company has entered into an agreement (filed as Exhibit
10.8 to this Current Report on Form 8-K) to settle its obligations under an employment agreement between one of its subsidiaries and the former chief executive officer of the subsidiary. Pursuant to the settlement agreement, the subsidiary and the Company will assign and transfer to Newco (1) their obligations under the employment agreement, and (2) warrants to purchase shares of common stock of Appswing Ltd. and Xtend Networks Ltd. The limited liability company will assume the obligations of the Company and its subsidiary under the employment agreement and will issue a promissory note to the former chief executive officer in the amount of US $424,000. The note will be payable from any proceeds from the sale of the warrants or the shares of common stock issuable upon the exercise of the warrants. If these proceeds are not sufficient, the limited liability company will have no further liability under the note; any such proceeds in excess of the principal amount of the note will be retained by the limited liability company.

                                     * * * *

                  The foregoing descriptions of each transaction and document are summaries only, do not purport to be complete and are qualified in their entirety by reference to the Exhibits to this Current Report on Form 8-K. Stockholders are encouraged to read each Exhibit carefully and in its entirety.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)     Financial Statements

                 None.

         (b)     Exhibits


                  Exhibit No.       Description

                  10.1(a)           Plan and Agreement of Exchange, dated June 29, 2001, by and among the
                                    Registrant, Donald & Co. Securities, Inc. and Star Cross, Inc.

                  10.1(b)           Opinion of Aramar Capital Group, LLC dated June 29, 2001.

                  10.1(c)           Loan Agreement, dated June 29, 2001, by and between Registrant and Star Cross,
                                    Inc.

                  10.1(d)           Promissory Note in the principal amount of $400,000 payable to the order of the Registrant dated June 29, 2001.

                  10.1(e)           Pledge Agreement, dated June 29, 2001 by Star Cross, Inc. in favor of the
                                    Registrant.

                  10.1(f)           Security Agreement, dated June 29, 2001, between Registrant and Star Cross,
                                    Inc.

                  10.2              Form of Liquidating Trust Agreement by and among the Registrant and Joseph
                                    Mark and Adi Raviv, as trustees, dated as of July 16, 2001.

                  10.3              Restructuring Agreement by and between the Registrant and Castle Creek
                                    Technology Partners LLC, dated July 6, 2001.

                  10.4              Promissory Note in the principal amount of $1,500,000 payable to the order of
                                    Castle Creek Technology Partners LLC, dated July 6, 2001.

                  10.5              Amended and Restated Warrant Agreement, dated July 6, 2001.

                  10.6              Amendment to Securities Purchase Agreement dated July 6, 2001.

                  10.7              Amendment to Registration Rights Agreement dated July 6, 2001.

                  10.8              Settlement Agreement by and among Zeev Holtzman, Zinook Ltd., Registrant and the other parties named therein, dated as of May 1, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 12, 2001


                              THCG, INC.

                              By:       /s/ Joseph D. Mark
                                       -----------------------------------------
                              Name:    Joseph D. Mark
                              Title:   Co-Chairman and Chief Executive Officer